                                                               EXHIBIT 11.1

                          CRA MANAGED CARE, INC.

                 CALCULATION OF SHARES USED IN DETERMINING

            EARNINGS PER SHARE AND PRO FORMA EARNINGS PER SHARE

            FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND

              THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996

                                            YEARS ENDED     THREE MONTHS ENDED
                                           DECEMBER 31,          MARCH 31,
                                        ------------------- -------------------
                                          1994      1995      1995      1996
                                        --------- --------- --------- ---------
Weighted average number of shares of
 common stock outstanding during the
 period................................ 4,700,000 6,413,000 4,700,000 7,373,000
Common stock equivalents, under the
 treasury stock method.................   115,000   127,000   115,000   177,000
                                        --------- --------- --------- ---------
                                        4,815,000 6,540,000 4,815,000 7,550,000
                                        ========= ========= ========= =========